EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of United Fire Group, Inc. described in the following table of our reports dated February 26, 2026, with respect to the consolidated financial statements and schedules of United Fire Group, Inc. and the effectiveness of internal control over financial reporting of United Fire Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities Exchange Commission.

Registration Statement
Form	Number	Purpose
S-3	333-287623	Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units, Rights to Purchase Common Stock, Preferred Stock, Debt Securities or Units
S-8	333-42895	Pertaining to United Fire's employee stock purchase plan
S-8	333-63103	Pertaining to United Fire's non-qualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923/ 333-178095	Pertaining to United Fire's 2005 non-qualified non-employee director stock option and restricted stock plan
S-8	333-151074/ 333-196251	Pertaining to United Fire's Stock Plan
S-8	333-257499	Pertaining to United Fire's employee plan stock & incentive
S-8	333-238899	Pertaining to United Fire's non-employee director stock plan

/s/ Ernst & Young LLP
Ernst & Young LLP
Des Moines, Iowa
February 26, 2026